Exhibit 3.10

'){cEEg '8 UrcTTITM ST Ssaxppe qCnS 1e a!i€6p pa-raq6T6e.z TeTlTuT s ruoTl€.rodJoc aq+ Jo aueu aql pue ,0I€80 tasraf /J\aN ,euang '19 xog '0 'd ,learfs or.rTd pue peou aoqelcnJ, sT arTrJ:o pafols'Jao:r TPT?TuT s ruoT4e.lodroc aq+ ::o sseJppr aqf,, r H,LEnoJ 'qD€a (00'T$) ;reTroc auo Jo errTe^ red oq+ lo (000.T) puesnoql euo sT anssr oJ ,{1Troq1ne a^eq TT"qs uoT?.elodloc aql qcTqn sareqs Jo Joqumu a1E6ar66p eqJ, :cuIH,I, 'qlTAaraq+ uoT+cauuoc uT .ro o?3.raq? 6uTlpTar sfa?1Eu! TTe pue s+cnpold l:o soddl r€q1o pup scTlseTd .sseT6 Jo aTps pue e.rnlce]nuEut aq1 uT a6B6ua 01 pce ,1cV rior?erodroJ ssauTsng .dasr€It Ar.g!,t aq1 Japur! pazTue6xo et ,{eu. suo!-4erodf,oc qraqar jro} sasodrnd ssaursnq TnJAeT aql uTq+Tj4 ;?T^T4cp ,{ue u} a6€6ua o,l :are pozrue6ro sT uoT'lef,odloc aq:i q311ll -ial sas'odJrnd :o osod:nd aqf :(Noc.ds 'cNI '{:.: ru o;u'6nc rNvaIHoS sEsH,Iou€ LruaH9noo sT uoTfpjodroc eq3 Jo sliiElr itqJ, !,ISUId :uoTlefodro.ul to a1eaTJ -T+reJ 5'rl.noTToJ aql a'+ncaxa dq".raq op ,sa1n1e;S l{asraf rlraN aq'-l Io 'Tp:aua9 'suoT+pf,od:oC 'Vti aTiT,I Jo suo:saAo.ad oq1 o? lueni,.fnd r:oT?u:odroc E buTurfoJ Jo asodrnd sql roJ r.(a/- -l "ro s:pa^ uaafqora +o 36€ aq? Jo rqgNetrSU[ONn SHJ "."f3"13'"i3l"*"3':i3 :o,i alels rs AelsrJes Ol9UftAlNVf + + * { + n8m gg f,i,,] 'DNr 'O3rU O&dgnd rNVAwO3 SUsH,lOUs I,TESS9OOC CSlIi:j ,ro NOIJ,VUOdTIOCNI JO 3;',V3IJIJUtrC

't86T rd.x€n-rqed to ^pp q:I6 aq1 uo uoT?e,rod:ocuJ J:o alecTIT4.raC STr{1 peu6Ts oluna.raq aaEq ,uo:?ef,od:oc peur"u oAoqp aqf Jo srolE-lod.rocuT aq1 ,ell ,.{ogUsH$ sSSN,IIld NI ..sJea,l Ien?adfad +o urxal ? foJ: aq TTeqs uoT?Ejrodroc aq1 Jo uoTfp.:rnp aqJ ! IIilNgAgS 60t6M I €TqdTaPeTTqd ?ae.rls peorg r{+nos EzT --60T6r v; , ETqatTepeTTqd .. f,aalls peorg qlnos fzT 60T6T Vd . eTLidTappTTqd 1sa.r?g peo:gl qlnos €zT sgsssufl(v sxoaE-rodJacuT eq1 0IEgO Fasraf dri. -.u"ng L9 xog 'o 'd 1Ge:1S auTa pue pPou aor{e:|cnfl 0i€90 .ias.iaJ' }'laN ,euang l'9 xog 'o 'd 4oo.rls ouTd pue pEo{ aoqp{onJ glggg das:aj Aal{ ,euanq l9 xog 'o 'd laar:+s auTd puP peou eoqP:Irn& EEs-EEdAf ++ !rrequr! sqel fTauuocro .J .{q?outTfr, uopJa^ 'f .g SSWVN ! s4loltoJ se olP Jio sass.rppP puc saueu aqf, rHIxIs qlTPArl+pTo9 'T lraqou \oPEH 'g ueTTTTl,l .. 'JI' ,I+Jeq6noC .J uqof sffiN :st4oTTo+ sE aJe srolcerTp eql fo sassarppE J (€') ao:q; aq TTpr{s s:o?ce:Tp Jo preoq .-t€TaTltT

'l lol dSDd dsluaj-EraA/AsryleSlrpuutf ULLI,lsn lu alots lt ^t //:sdnq to au!\uo apr!ftuar slqt txfiraA JZZtSZgrI :raqwnN apzlliua) IAJnSOaJJ alDl.S tlotsttg-uou.nptg A l^atpuv t ,r-rffi \\-------? // V S I0Z ,{DW to Kvp r.ltrl srqt 'uouarJ n pag ptt{{6 [ut pa4$n pun potl Ktu ps otunaraq A^Dq I AOEAqHA4 ;I,NOWIJSAJ NI at{uo Bututau.ta, *ou rro llfk%nt;:;:i'{',f;:l +as a|ap a!fi u0 arUJ1 stLll ry pau $)put6t"to ar41 q4!n pandwot pui'wotf ua4ia ilauius aqa su ujqananul jo,aryJlJluaJ astButo*ato{aqt,+ar4trr"rr,fl}ifr:ffitri';:; molaq aq+ +uaw+naap s1t4+ uI pryrat pu! aul plp ssawsnq pawau.aaoqa aq+ +u.r41 'hJqnr hqaDr4 0p 'nasDl maNJ0 alals aLfi J0 nrnsaa"tl aLfi'I 'JNI O)DI OJAXnd SJJnOOVIIJTVI)S{S XSUdg 6do) oaJJII>ra) NolJvililr>ra) DNt'trr ItrnsvTtrrro rNawtrvdao ,Issugfl sNro trvls

dsluaJ- qJeA/dstnraJ8ulpuol{VLlllstl [It at0ls l^Mttr//:sd]tq p aulFo av4liun snq 4llra| g0ll8z9 :raqunN au)lltrttaJ )af,nsDaJJ at?J1s flo t s 1 t g -uotuopt g d aatpuv \--*'Y tr SI0Z'{0W{o {Dp Wf I stqt 'uotuatJ w1vag ptc$g tut pax{ln puo puoq tu las orunatall 2^Dq I .TOgAgHlA ],NOWIJSqJ NI 'pannbat apqs xqq to salnw+s at4q fiq sa a6ua14J awaN J0 a+a7Aq,tar a luawlfidap s!ry u! pnJat puu a1{ 'BB6L'gZ nqwaqdag u0 plp ssawsnq ltautuii' aa6qa qrai io,at' fi{14,tat-fi"qa,hii op' fiisnj maylJo aW$ at4l Jo hmsaalJ aql'I 'JNr OJru OJAXnd SrJnoo>rd IITWJA{SXSUdS O NITIJ TIVzIO {IIO) OJ :IAIJV'ITA ATV)HUTIX) I[n sv :nrr J o rNTwr>rv dx o ,tgsugf^4g Ilo uvJS rsrrror. .^o\. 'a 4z*rgK"y* xfussvH NVoi I66t dz IUN ^rro r.n(t,"H"Trr ,{ 6o'* (3sv31d Hayc oN) t[yJ'a Jo ^uvrgu5la gHr ot llay^yd sxJJHc :txvrr 92980 fN .uolu€4 008 Nc .ssnoH elqs uun lugov to etuBr.tc ela]s Jo tuElelcas :ot .tlvyr bltqu lu ootO crot-9 lve/oz/s - 'tooz - .{' .N) unoc rousdns eqr ur uq'BJodJoc orJl rsurEoe ruou6p"r 0""*.J'Ti3tuti5r,l3 ::11 L":-9.9.0.-0q$ ,: Iltruod .a ut ltnse.r 1!^1 ertlo parifsder .rd lLieoe'palaproal Bql ut eouErlc s lo olEls ro tuplo,rees or.|| ,(Ilou ol loleJodro, aql Jo a.rnlle, aql SCIION INVICOdU|T 00'0t$-qtog lo e0uBr|C 00'01$-8sorppv luB6V lo eOuEqo 00'01$-8t!EN lu€ov Jo aDuBqa :Strl aql lo tuaplseJd acn Jo ,luaplsoJd sql Jo ,pJsoq 'uoll?Jodroc aql ,o uBuljlBqc aql dq polnooxa eq lsnul uJol slqI_gION --------------76/9f,25-"t'o ,9 xo€I .O.d ssrBOOV L33HtS faaJ+s auTd B .F€ eoqe:tcru rNsov sotHd fasufis Ei[v&s &ssu gz ss:usov rriurs- IN3OV /rA3N .. ,INVdr{Oc iEsn&I NoI[YUOdtDc LNtcv ,\i\3N ONV tsotgd lHI HtOa NO NOlJ.VStuolNt sn."roo /r 3N :{3PPI{ .g llEr.qTTII lN39V tsOtad 30n13Nt-lNvruodr{l 'cu', ocTU ofJand slcnpo@ VBOdUOCNI 'lVNIOIUO JO SIVIS NOU.VUOdUOC / rsNo,lycoJuo_c IiJOUd.NON ONV rHOEd 'NO|SUOJ ONV Clls3t100 l,s 3sn goll Hros 80 'rNacv oruErsrSiu uo iSrjiii:oiiiiisrBsu to roNvr{c Jo arvcrrrr.H3c

'I Iol aSDd dsl u,)-glirlttdst/traC3ulpuotf ALLLE| {u awt J t t{lLr'.//: sdttq w auquo atDrllirrar s!4t {llreA 69Z19Z9€I :raExnNaQr![lUaJ JaJnsDaJJ Al0lS $o 1 st t g -uowopt g d aarpuv { ^ --(;;l*) \._..._-.-- Y \l- 9197 ,Kn1t1lo Kop r1ty1 s?qi 'uoruatJ tD loag ptcyffg {ut pax$n puo punq Kw ps ounaraq a^DLl I 'lOgNgHtA ^NOWIJSSJ NI aul 'JNr OJrU OJtrlnd St)nflo>rd IrTvDTds xxuds 6dO) OXITIT>I:ID NO/JV)IJII)J,1)'lidTIJ ^UnSySUJJO TNAWJ>MIO A'ISuIIMlNJO ITVJS uo Buxulawa, *ou ru, ll/!k%n';:;: irl:,f;:t ps a+ap a!44 u0 aruJo srryt u| pala G)puldtto aw wlm pan,.dwor pu! w94 yaTa| sr.awas a41 sa astuo .to rua6v J0 a6ua14) J0.a+a?!Ju.ta) u st sutouan{aqi,wqt er" G)il:i:r:!trri';:l mopq aql |uawtrfiaap su4t ul pnrat pu! aH plp ssawsnq paaau-aaoqa aq+ +yt41 'rylual nqanq 0p 'hasDl maN Jo avg aW Jo DrnsaatJ aql 1

fthho5eJ__ gOll Lsl S 'uwuodr€ quo pcpFsrrt .ar^ , ,o tr.pFar{ citt lD ?nog rqro urrBrlnfC '9 fq paos rq .{rn +r.tPrrrt{L+rtA olrAH 'l "trl , (enildls) "a%^wy:,(8 t&z' 4nf ,o lr? u6l r.r{r patro t6ttl ^.t varc leegs lze ozz l'oNr 'r.Nvdr|oc ? 3']Aoo s3]uvHc :Aa ]uas 'ro0z 'l l!F18w eq lpqs eir|Fr€llrB otto,o i|'p s [aqto eq! (qfltlprh DiJl tlrlo) lrillr.r^ord r.qJo 9 {qFltdrh r@J! rttlo} ?olt€ot { tFF trrt lqr qqqA n! rst[r|r ..glJo tnrlrta3 r |oroj trc 'lrfilt Dfirq Jo uolqtao|' lo oogrtq|!'rqtar 'atuttfJF lrrq t!fi^cd Fl''lom.qtJl 't 00t I[ruprryvxr|vrv rurrarsrrqs Jo J.qurnN rucurPlslY r(,J ,qlr(,^ rrrqsJs r-trurlr. LO 0Z' Anl Jo,(rp |n6l .q| uo oo'lslr1te.qJo.Jatql. n|l{l & prrdopt ,(fnp rrur.r.q p'or t otrallp aS ,(q F^orddt tr r ltotFrod.t6ltf Ja 3'Etrnrtt tP ot r!'698a| tut|roltoj cqt '! ...ut'6tu ouru lr.rpord A$lp€ds qq4fit rcr r! uop od.l@ rnJor'ntln Nll'l ;uoltlrodrdltlJo a!4t!rr.O a! or lqrnrp['nrvJo attlFllC t4,nqrct {r tlrr*rt uol,!rcdroo Petlt, Fn ,rF t{mrts fa.ra1.nai1e$go trri!.o sltolrlrodr€r'(g) '-6:Vtt uq|'es pd (t Zrdytl uo$t SJo tooplaod a$ ol nnnrnl {,q'^peArar t!.urpnat!! 9rI lsqrtr F'l ro, tu$o^ tt-u6 D'o! '3tl' qtot qa'roJo taltqtJo J'qlr t !S qlloj |tl qt I || td.r ol prrtltsr:rt 6!pf.ro srrlt (tnJo $rtqE rqrJt):r,trqpJ ir t!tleltpo t qJrfi ld.rtt Ftt roJ tuFo^ tcrtlFJojr|tln! all'] {nFldft rouJ! lFnO, t'.u* ro ttqt qdlt qplrjo [€trF Ao orFFItF ttriF tqlnEttoro J.gtufi'r, prt u64ftrtltr 3qt iola r;rrq 16 trtltr tt ocrflo aor ol F{lFrc arr |e|t|FJo €qt ro slqt Auo tarqt nuf 0o1 :trf !6e|'s:p ot plnltrt tsqrro !q|!i! l|lo! {qI 0O! :tr,ir nnrrputsr aOJo ir!,pdoF eSJo ltsp 4 tr ftrlps!$lo teqr;or{rtrrc l11'f 'o'',gqo fN 'tEuteJpdr8ot rutrsl op^l€ 44ot, lll49 001 0l q./FF €ago perrrFeu er.! erre ff.t ro :cq Gue6, p.lwttqJ |rroml q drrN u.at F trpa, ql :gnioJ B'I !r4 6!8 qntnd El'npojd Altprds urlr U :q uolF.todr€ .illro olrltu iql llnJ i! {ollq n pGrt or p€pdrutr .q mfFrodroirrro ! lgtprtC .FJo ttlt t tl I olttw lltl lt^lFll ' € goto ($opEJodroC tuoJd tlrs3utoc Iq arn ,oC) uonuodro3ul lo '|!"UF,.C tr$ dl eurpururv lo ettcu|tlJeg enug eU lo uo!st^!O ,{egjsf ,$9N ZIZ d6ed IHV'Z: I t Zo-OZ-Inn t\Dz a z 1nl ds{ uaJ-.t{ua /dS rD8alpuDt{Vlq/m fu atD$ [M^.rr//:sdtt1t tD ?ulluo apt$uar $qt q1r2A 9?Zl8Z9tI :raqunN ap4Lftuac JalnsnatJ awls !{otsltz -uounp! S d Matpuv t"-'Ytr S I0Z '[DW to Kop tfltl srqt 'uouarJ n lDaS prr{{O tut pax{fn puo puot1 Ku ps ownaraq A^Dq I .COqAqHA|.I,NOWIJSZJ NI A IlJ 'JNI OJIU Oriltnd SIJnGOA{ IJTVI)T{S XX)J.de 6doJ oTrJLrrJa) Nouv)u/J>rx) tNrTrJ ^UnSySUJ JO LNAWJ>rVilAA ,tssugll g ltofJvrs uo8ututarua,*oryuo'llf kfhn';:;:ir!:,f;:t ps a+ap ayl u0 aruJ1 slq+ ry pala G)putdrto aq4 qttm paiudwot pui'wotf uEiq ii.auiis at4i sa aE ua\) aua N J0.awlilt+.1a3 a st B ut o B a t o{ a qt, +a r41 o r" t, lil} ifr:ttr r1; :i mopqal# luaw4ndap s!14+ ul pryrat pu! ailJ plp ssawsnqpawau.aaoqa aq+ ryry'ta4hr hqaraq op 'has.Dl maNJo ap$ aq+J0 Dtnsaaq aril'I

)bmh) qltgwr (sno1 1 of aSod atwouB 1 g) ',{esJef r'(raNJo elgls aq}Jo selntPls desraf ,\..eN eqlJo'lsraucO 'suoq?Jofuo3 '9-S:Vtl uorl -caggo suorsrao:d eql qll^\ eoupprocre ur paldope,{1np se,n luaurpueue Suro8eroJ qqJ't ,.'0t580 '/(a$of /l^aN 'uolecuud u! 'pr"l'olnog alulod [eu?O 001 'cut btus8v parelsr8aX puogelq o7c sl lu?8? perl -srEar sllJo ssarpp? pue eueu eqt pu? 'ra?rahl Jo /tuno3 'uol3cuudJo frlj sql ur pelecol aq ol $ .{osraf ^,raNJo e}4S eqt ur eclgg pe:elsJ8eg sil :ONO3AS,, :Joereql nerl u! 3ugato11ol eqt SuruesuJ pu? Ot{OJaS otcluv SurlaJap Xq papuerue Xqaraq sr uorle.rod:o3 eqlgo uoqaofuoculTo el?JgruaC eql 'Z ,.'cuI oslx ou3nd slcnpold Al?lcads xaudg sl uorterodloc eqlJo sureu sql :ISUJ{,, iloereql nelt ur 3u1,,no11o3 sqt Surposut pue 1911g e1clgy 8ur1a1ap,{q papueun,{qa:eq s1 uopaodro3 eqr3o uopurodrorulJo atecggoC er1l 'I :t?ql .gluec fqereq saop '(,.uort -u:odro3,, aq1) ,(esraf ,$oNJo otels equo selnrqs doslef,r{eN eqlJo 'FreusD 'suoqaodro3 :opun Supsrxe pue pazlueSro,{1np uollerod:oc ? ccul ocJU ogang spnpo:4 ,g1epod5 u.rexaX (salntels ,(esref ^lsN aquo (€)t-6:V?t uoll?es pu€ (t)Z-6:Vtl uolFas ol luen$nd) 6Ao6 t-€ oo te 'JNI OJIU OJUSnd SI3nOOUd 1I.I'Mf,AaS I^i\rXtrU do NOIJYUOiTUOCNI dO SJVJIdIIUflJ OI INSIAI(INSI'\IV dO AJYJIdILUfl J il0z 91, Nnt I,

[(cu1 ocSy o1nn4 qcnpaq ,glolreds uoraY) a&taq2 auo11 - a o4 a.n1ou^lg] J'rns?e{ pm I5.uJo letc -trsurcJQrrn lueprserd ecr^ 3^qncaxa :rDlI :r(g 'JNI O3ru oJuand sJ Jnco)ir IJ-TVISAdS I4[VKru 'tI0Z 'aunfJo /fup qll J sr{R rro reclgo pazuoqinE flnp Er iq p3lpoxc oq ot lusarpusutv Jo olPrglueJ sl$ pasREc s€g uorlelodmc 6$ .coguaHfi\ ssaNllir\ Nl

'I PI dSod dsl u4;q1!,lttdst/tDJ3urpuotf ALLUsn {u aprs J ^,1r,, //: ldtrq tD aulluo ap4litlao stqt .{t!hA 9tzt8z9€I :raqrutlNztnauta) tatnsDaq a1Dtrs !{o lstt g -uotuopl g d aarpuv \-*"Y ff 9 1 97 'to7t11 {o ,tnp qtp 1 srr.lt 'uoruatJ w'lDag png[g &u pax{ln puo puoq Ku ps otuna.rall A^DI| I .IOqVSHA\ ANOWIJSSJ NI at{ 'rNr of,ru orlxnd sJ,naoild IIwn]ds xxtrdg 6do) oTruax, NouvJlf,utrx) tNrzlf, MSVAIJJO rNtWrtrVdAO A:IS>IilMTNJO XJVTS u o B ututa wa t * o u, uo' llfk% n';:;: irl:,f;:t +as a|ap a!fi u0 ar4J0 styl ry palu G)pu16tr0 ary qum pafiawn pua^uo4 ua4a4 sl.auns alu su z6ua4) awa N Jo.a+a?AH.La) a st Burouato!aq1wq+ er, @il:i:r:X;tri';:l m0pq aLfi +uawlnazp s114+ ul pry?at pu! ailJ plp ssawsnq pawau.aa)qa aq+ |a.w 'hJluar hqa"raq 0p 'nasfil maNJo aw$ ary J0 ,Dmsaa,tJ aql 'I